SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Investors Title Company
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121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200

April 13, 2010

Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Investors Title Company to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 19, 2010 at 11:00 a.m. EDT.

     The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 2010, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

     The Board of Directors of the Company unanimously recommends that you vote FOR the election of the directors nominated to serve until the Annual Meeting of Shareholders in 2013 and for the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

     I urge you to review the Proxy Statement, sign and date the enclosed proxy card, and return it promptly in the enclosed postage-paid envelope.

Cordially,

J. Allen Fine
Chief Executive Officer

121 North Columbia Street, Chapel Hill, North Carolina 27514
(919) 968-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2010

     The Annual Meeting of the Shareholders of Investors Title Company will be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on Wednesday, May 19, 2010 at 11:00 a.m. EDT, for the following purposes:

(1)	To elect three directors for three-year terms or until their successors are elected and qualified;

(2)	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010; and

(3)	To consider any other business that may properly come before the meeting.

     Shareholders of record of Common Stock of the Company at the close of business on April 2, 2010 are entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors:

W. Morris Fine
Secretary
April 13, 2010

IMPORTANT - Your proxy card is enclosed. You can vote your shares by completing and returning your proxy card in the enclosed postage-paid envelope. Whether or not you expect to be present at the meeting, please review the Proxy Statement and promptly vote in order to assist the Company in keeping down the expenses of the meeting. You can revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF INVESTORS TITLE COMPANY To Be Held on May 19, 2010

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company of proxies to be voted at the Annual Shareholders’ Meeting to be held at The Siena Hotel, 1505 East Franklin Street, Chapel Hill, North Carolina, on May 19, 2010 at 11:00 a.m. EDT, and at all adjournments thereof. Shareholders of record at the close of business on April 2, 2010 are entitled to notice of and to vote at the meeting and any adjournments thereof.

GENERAL INFORMATION

     Proxy Solicitation by the Board of Directors. The solicitation of proxies is made on behalf of the Company’s Board of Directors and will be made either by mail or, as described below, by electronic delivery. The cost of solicitation of proxies will be borne by the Company. Copies of proxy materials and the Annual Report for 2009 will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

     Submitting and Revoking a Proxy. If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy FOR the election of the director nominees set forth herein and FOR the ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm. In addition, if other matters are properly presented for voting at the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The Company has not received notice of other matters that may be properly presented for voting at the meeting.

     To ensure that your vote is recorded properly, please vote your shares as soon as possible, even if you plan to attend the meeting in person. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shareholders with shares registered directly in their names may revoke their proxy by (1) sending written notice of revocation to the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, (2) submitting a subsequent proxy or (3) voting in person at the meeting. Attendance at the meeting will not by itself revoke a proxy. A shareholder wishing to change his or her vote who holds shares through a bank, brokerage firm or other nominee must contact the record holder.

     Voting Securities. On April 2, 2010, the Company had a total of 2,577,162 shares of Common Stock outstanding, its only class of issued and outstanding capital stock. Of these shares, 2,285,486 shares are entitled to one vote per share and 291,676 shares are held by a subsidiary of the Company and, pursuant to North Carolina law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

     Annual Report to Shareholders. An Annual Report of the Company for the calendar year 2009 including financial statements and the independent registered public accounting firms’ opinions, along with the Notice of Annual Meeting, Proxy Statement and proxy card, are being first mailed to the Company’s shareholders on or about April 13, 2010.

     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2010. The Notice of Annual Meeting and Proxy Statement and the Company’s 2009 Annual Report (the “Proxy Materials”) are available on the Company’s website at www.invtitle.com/investor-rel/proxy-materials as well as online to certain shareholders that have arranged through their broker to receive the Proxy Materials electronically. Shareholders that hold their shares in a brokerage account may have the opportunity to receive future Proxy Materials electronically. Please contact your broker for information regarding the availability of this service.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and all persons who beneficially own more than 10% of the Company’s securities to file reports with the Securities and Exchange Commission with respect to beneficial ownership of Company securities. Based solely upon a review of copies of the filings that the Company received with respect to the fiscal year ended December 31, 2009, or written representations from certain reporting persons, the Company believes that all reporting persons filed all reports required by Section 16(a) in a timely manner, except David L. Francis, Richard M. Hutson, II, Horace R. Johnson, Joe H. King, Jr., James A. Morton and A. Scott Parker III each filed one late report covering one transaction occurring in May 2009.

     General Information. A copy of the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission, or copies of the exhibits to the Form 10-K, can be obtained without charge by contacting Investor Relations at investorrelations@invtitle.com or P.O. Box 2687, Chapel Hill, North Carolina 27515-2687.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

     The Company has a Code of Business Conduct and Ethics that is applicable to all of the Company’s employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. This Code addresses a variety of issues, including conflicts of interest, the protection of confidential information, insider trading, and employment practices. It also requires strict compliance with all laws, rules and regulations governing the conduct of the Company’s business.

     The Code of Business Conduct and Ethics is posted in the Corporate Governance area of the Investor Relations section of the Company’s website at www.invtitle.com. The Company intends to disclose future amendments to or waivers from the Code of Business Conduct and Ethics on its website within two business days after such amendment or waiver.

Shareholder Communications with Directors

     Shareholders can communicate with members of the Company’s Board of Directors in one of two ways. Shareholders may mail correspondence to the attention of the Corporate Secretary, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687. Any correspondence sent via mail should clearly indicate that it is a communication intended for the Board of Directors. Shareholders may also use electronic mail to contact the Board of Directors at boardofdirectors@invtitle.com. The Corporate Secretary regularly monitors this email account. Any communication that is intended for a particular Board member or committee should clearly state the intended recipient.

     The Corporate Secretary will review all communications sent to the Board of Directors via mail and email and will forward all communications concerning Company or Board matters to the Board members within five business days of receipt. If a communication is directed to a particular Board member or committee, it will be passed on only to that member or the members of that committee. Otherwise, relevant communications will be forwarded to all Board members.

Independent Directors

     The Board of Directors has determined that the following directors and nominees for director are independent directors within the meaning of the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) and the Company’s Board of Directors Independence Standards: Mr. David L. Francis, Mr. Richard M. Hutson II, Mr. R. Horace Johnson, Mr. H. Joe King, Jr., Mr. James R. Morton and Mr. A. Scott Parker III and Mr. James H. Speed, Jr. The Board of Directors Independence Standards can be found on the Company’s website at www.invtitle.com/investor-rel/corp-gov/committees.

Executive Sessions

     Executive sessions that include only the independent members of the Board of Directors are held periodically.

Board of Directors and Committees

     During the year ended December 31, 2009, the Board of Directors held four meetings. All incumbent directors and nominees attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served. The Company expects each of its directors to attend the Annual Meeting of Shareholders unless an emergency prevents them from attending. All of the Board members were present at the 2009 Annual Meeting.

     The Company’s Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Committee.

     The Audit Committee. In 2009 the Audit Committee was composed of Mr. Francis, Mr. Johnson and Mr. King. The Audit Committee met thirteen times in 2009.

     The Audit Committee is directly responsible for overseeing the Company’s accounting and financial reporting processes and appointing, retaining, compensating and overseeing the Company’s independent registered public accounting firm and reviewing the scope of the annual audit proposed by the independent registered public accounting firm. In addition, the Committee reviews and approves related party transactions and periodically consults with the independent registered public accounting firm on matters relating to internal financial controls and procedures. The Committee is responsible for establishing and administering complaint procedures related to accounting and auditing matters.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is posted on the Company’s website at www.invtitle.com/investor-rel/corp-gov/committees. The Committee reviews and assesses the adequacy of the charter on an annual basis.

     The Board of Directors has determined that each member of the Company's Audit Committee is “independent” as defined under applicable NASDAQ listing standards and SEC rules. The Board of Directors has also determined that all of the current Audit Committee members—Mr. Francis, Mr. Johnson and Mr. King—are “audit committee financial experts” as defined under applicable SEC rules. See “Audit Committee Report” below for the formal report of the Audit Committee for 2009.

     The Compensation Committee. In 2009, the Compensation Committee was composed of Mr. Hutson, Mr. Morton and Mr. Parker. The Compensation Committee met once in 2009. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under applicable NASDAQ listing standards.

     The Compensation Committee operates under a written charter that can be found on the Company’s website at www.invtitle.com/investor-rel/corp-gov/committees. The Compensation Committee reviews and assesses the adequacy of the charter on an annual basis.

     The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards for all of the Company’s elected officers. Decisions regarding non-equity compensation of all other officers and employees are made by the Company’s named executive officers.

     The Chief Executive Officer annually reviews the performance of each of the other named executive officers with respect to achievement of established performance standards and attainment of the Company’s objectives. Based on those reviews, the Chief Executive Officer makes recommendations with respect to compensation to the Committee. The Committee then can exercise its discretion in modifying any recommended adjustments or awards to the other named executive officers based upon its evaluation of their performance as well as other aspects of our compensation philosophy.

     The Committee’s review of the Chief Executive Officer’s compensation is subject to separate procedures. The Committee evaluates the Chief Executive Officer’s performance, reviews the Committee’s evaluation with him, and based on that evaluation and review, determines the amount of salary adjustment and incentive award. Consistent with the requirements of the listing standards of The NASDAQ Stock Market LLC, the Chief Executive Officer is excused from meetings of the Committee during voting deliberations regarding his compensation.

     The Committee does not currently retain executive compensation consultants.

     The Nominating Committee. In 2009, the Nominating Committee was composed of Mr. Francis, Mr. Hutson and Mr. Johnson. The Nominating Committee met two times in 2009.

     The Nominating Committee operates under a written charter that can be found on the Company’s website at www.invtitle.com/investor-rel/corp-gov/committees. The Nominating Committee reviews and assesses the adequacy of the charter on an annual basis.

     The Board of Directors has determined that each member of the Company’s Nominating Committee is “independent” as defined under applicable NASDAQ listing standards.

     The Nominating Committee is responsible for identifying, evaluating and recommending to the Board of Directors candidates for election to the Board of Directors as well as appropriate members for the Audit and Compensation Committees. A slate of nominees for director to present to the shareholders is recommended to the Board of Directors by the Nominating Committee and determined by at least a majority vote of the members of the Board of Directors whose terms do not expire during the year in which the election of directors will occur.

     The Nominating Committee considers a variety of factors before recommending a new director nominee or the continued service of existing Board members. At a minimum, the Nominating Committee believes that a director nominee must demonstrate character and integrity, have an inquiring mind, possess substantial experience at a strategy or policy setting level, demonstrate an ability to work effectively with others, possess either high-level managerial experience in a relatively complex organization or experience dealing with complex problems, have sufficient time to devote to the affairs of the Company and be free from conflicts of interest with the Company and its subsidiaries.

     Other factors the Nominating Committee considers when evaluating a potential director nominee are:

1.	Whether the candidate would assist in achieving a diverse mix of Board members;
2.	The extent of the candidate’s business experience, technical expertise, and specialized skills or experience;
3.	Whether the candidate, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member; and
4.	Any other factors related to the ability and willingness of a candidate to serve, or an incumbent director to continue his or her service to, the Company.

     The Nominating Committee believes that a majority of the members of the Company’s Board of Directors should be independent as defined under applicable NASDAQ listing standards and, as a result, it also considers whether a potential director nominee is independent under such standards. The Committee also requires that all members of the Audit Committee be financially literate pursuant to applicable NASDAQ listing standards and that at least one member of the Audit Committee be an “audit committee financial expert” as defined under SEC rules. Therefore, the Nominating Committee considers whether a potential director nominee meets these criteria when evaluating his or her qualifications. The Nominating Committee does not have a formal policy regarding diversity, but diversity is one of the various factors the Nominating Committee may consider when considering director candidates.

     It is the policy of the Nominating Committee to consider all director candidates recommended by shareholders, provided that such recommendations are made in accordance with the procedures outlined below. The Nominating Committee evaluates such candidates in accordance with the same criteria it uses to evaluate all other director candidates.

     Any shareholder that wishes to recommend a director candidate to be considered for the 2011 Annual Meeting of Shareholders should send his or her recommendation to the attention of the Corporate Secretary, Investors Title Company, P.O. Box 2687, Chapel Hill, North Carolina 27515-2687, no later than December 14, 2010. The candidate’s name, age, business address, residential address, principal occupation, qualifications and the number of shares of Common Stock beneficially owned by the candidate must be provided with the recommendation. The shareholder must also provide a signed consent of the candidate to serve, if elected, as a director of the Company, and shall include all other information that would be required under the rules of the SEC in the proxy statement soliciting proxies for election of the director candidate.

Board Leadership Structure

     J. Allen Fine serves as both the Chairman of the Board of Directors and the CEO of Investors Title Company, and Richard M. Hutson II serves as the Lead Independent Director.

     The Board of Directors does not have a general policy regarding the separation of the roles of Chairman and CEO. Our bylaws permit these positions to be held by the same person, and the Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on our circumstances.

     The Board has determined that it is appropriate for Mr. Fine to serve as both Chairman and CEO (1) in recognition of his status as the founder of the Company and (2) because it provides an efficient structure that permits us to present a unified vision to our constituencies.

     The Board of Directors has elected Mr. Hutson to serve as its Lead Independent Director. The duties of the Lead Independent Director include presiding at the executive sessions of the independent directors, serving as liaison between the chairman and the independent directors, approving information, meeting agendas and schedules for the board of directors, and calling meetings of the independent directors.

The Board’s Role in Risk Oversight

     Management is responsible for managing the risks that Investors Title Company faces. The Board of Directors is responsible for overseeing management’s approach to risk management. Management identifies material risks facing Investors Title Company on an ongoing basis and discusses those risks and the management of those risks with the Board of Directors or its committees, as appropriate. While the Board of Directors has ultimate responsibility for overseeing management’s approach to risk management, various committees of the Board assist it in fulfilling that responsibility. In particular, the Audit Committee assists the board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with regulatory requirements.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual retainer for Board services of $3,000 and an attendance fee of $1,500 for each meeting of the Board of Directors attended, in addition to actual travel expenses related to the meetings. Directors receive a $500 fee for participating in a committee meeting provided that the committee meeting is held on a day other than the regularly scheduled board meeting date. The Audit Committee Chairperson receives an additional annual retainer of $500. Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee.

     On May 20, 2009, the date of the Company’s 2009 Annual Meeting of Shareholders, each non-employee director was granted 500 Stock Appreciation Rights (“SARs”) under the Company’s 2001 Stock Option and Restricted Stock Plan with an exercise price of $32.00. Upon exercise of each SAR, a director is entitled to receive an amount (payable in shares of the Company’s common stock) equal to the difference between the closing price of the Company’s common stock on the business day immediately preceding the date of exercise and the exercise price. The number of shares paid on exercise is determined by dividing this amount by the closing price of the Company’s common stock on the business day immediately preceding the date of exercise. These SARs vest in four quarterly installments and became exercisable, to the extent vested, as of June 30, 2009 and will expire on May 20, 2016.

     The Board of Directors makes all decisions regarding the compensation of the members of the Board of Directors. The Chief Executive Officer makes periodic recommendations regarding director compensation, and the Board of Directors may exercise its discretion in modifying any recommended compensation adjustments or awards to the directors.

2009 Director Compensation

	Fees
	Earned
	or Paid	Stock	Option
	In Cash	Awards	Awards	Total
Name (1)	($)	($)(2)	($)(3)	($)
David L. Francis	11,000	5,588	-	16,588
Richard M. Hutson II	9,500	5,588	-	15,088
R. Horace Johnson	11,000	5,588	-	16,588
H. Joe King, Jr.	11,500	5,588	-	17,088
James R. Morton	9,500	5,588	-	15,088
A. Scott Parker III	9,500	5,588	-	15,088

(1)	J. Allen Fine, Chief Executive Officer and Chairman of the Board, James A. Fine, Jr., President, Chief Financial Officer and Treasurer, and W. Morris Fine, Executive Vice President and Secretary, are not included in this table as they are employees of the Company and do not receive additional compensation for their services as directors. The compensation received by Messrs. Fine, Fine, Jr. and Fine as employees of the Company is shown in the Summary Compensation Table on page 16.

(2)	The amounts shown in this column indicate the grant date fair value of SARs computed in accordance with FASB ASC Topic 718. The SARs comprise all outstanding awards of stock held by the directors. For additional information regarding the assumptions made in calculating these amounts, see Note 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The aggregate number of SARs outstanding at December 31, 2009 held by directors was as follows:

Outstanding
Stock
Awards at
Fiscal Year
Name	End
David L. Francis	2,000
Richard M. Hutson II	1,000
R. Horace Johnson	2,000
H. Joe King, Jr.	2,000
James R. Morton	2,000
A. Scott Parker III	2,000

(3)	The Company did not grant any options in 2009. The aggregate number of option awards outstanding at December 31, 2009 held by directors was as follows:

Outstanding
Option
Awards at
Fiscal Year
Name	End
David L. Francis	2,500
Richard M. Hutson II	0
R. Horace Johnson	500
H. Joe King, Jr.	3,000
James R. Morton	500
A. Scott Parker III	2,500

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates the persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s outstanding Common Stock as of April 2, 2010.

Name and Address of	Amount and Nature	Percent
Beneficial Owner	of Beneficial Ownership	of Class (1)
Markel Corporation	228,850 (2)	10.01%
4521 Highwoods Parkway, Glen Allen, Virginia 23060

J. Allen Fine	221,475 (3)	9.6%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

W. Morris Fine	189,481 (4)	8.3%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

James A. Fine, Jr.	188,833 (5)	8.2%
121 N. Columbia Street, Chapel Hill, North Carolina 27514

Dimensional Fund Advisors LP	130,958 (6)	5.7%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746

The London Company	114,839 (7)	5.0%
1801 Bayberry Court, Suite 301, Richmond, Virginia 23226

(1)	The percentages are calculated based on 2,285,486 shares outstanding as of April 2, 2010, which excludes 291,676 shares held by a wholly-owned subsidiary of the Company. The shares held by the subsidiary are not entitled to vote at the Annual Shareholders’ Meeting.

(2)	The information included in the above table is based solely on Amendment No. 6 to Schedule 13G filed with the SEC on November 5, 2009. Of these shares, Markel Corporation has sole voting and investment power with respect to 213,300 shares and shared investment power with respect to 15,550 shares.

(3)	This includes 151,099 shares held by a limited liability company of which Mr. Fine is the manager and possesses sole voting and investment power with respect to such shares. Additionally, this includes 25,000 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(4)	This includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with James A. Fine, Jr., and such shares are also reflected in James A. Fine, Jr.’s beneficially owned shares. Additionally, this includes 4,052 shares held by family members and 10,417 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(5)	This includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with W. Morris Fine, and such shares are also reflected in W. Morris Fine’s beneficially owned shares. Additionally, this includes 1,965 shares held by family members and 10,417 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(6)	The information included in the above table is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2010. Dimensional Fund Advisors LP has sole voting and investment power over these shares.

(7)	The information included in the above table is based solely on Schedule 13G filed with the SEC on June 17, 2009. The London Company has sole voting and investment power over these shares.

     The table below sets forth the shares of the Company’s Common Stock beneficially owned as of April 2, 2010 by each director and nominee for director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group.

Name of	Amount and Nature		Percent
Beneficial Owner	of Beneficial Ownership		of Class (1)
J. Allen Fine	221,475	(2)	9.6%
W. Morris Fine	189,481	(3)	8.3%
James A. Fine, Jr.	188,833	(4)	8.2%
David L. Francis	50,166	(5)	2.2%
H. Joe King, Jr.	22,474	(6)	1.0%
A. Scott Parker III	13,960	(7)	*
James R. Morton	13,415	(8)	*
R. Horace Johnson	3,200	(9)	*
Richard M. Hutson II	2,117	(10)	*
James H. Speed, Jr.	0		*
All Directors, Nominees for Director, and
Executive Officers as a Group
(10 persons)	705,121	(11)	29.98%

*Represents less than 1%

(1)	The percentages are calculated based on 2,285,486 shares outstanding as of April 2, 2010, which excludes 291,676 outstanding shares held by a subsidiary of the Company. The shares held by the subsidiary are not entitled to vote at the Annual Shareholders’ Meeting.

(2)	This includes 151,099 shares held by a limited liability company of which Mr. Fine is the manager and possesses sole voting and investment power with respect to such shares. Additionally, this includes 25,000 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(3)	This includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with James A. Fine, Jr., and such shares are also reflected in James A. Fine, Jr.’s beneficially owned shares. Additionally, this includes 4,052 shares held by family members and 10,417 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(4)	This includes 95,000 shares held by a limited partnership of which Mr. Fine is a general partner and shares joint voting power over such shares with W. Morris Fine, and such shares are also reflected in W. Morris Fine’s beneficially owned shares. Additionally, this includes 1,965 shares held by family members and 10,417 stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(5)	This total includes 4,500 shares of Common Stock that Mr. Francis has the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(6)	This total includes 5,000 shares of Common Stock that Mr. King has the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010 as well as 1,000 shares held by his wife.

(7)	This total includes 4,500 shares of Common Stock that Mr. Parker has the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010 as well as 3,266 shares held by his wife.

(8)	This total includes 2,500 shares of Common Stock that Mr. Morton has the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(9)	This total includes 2,500 shares of Common Stock that Mr. Johnson has the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

(10)	This total includes 1,000 shares of Common Stock that Mr. Hutson has the right to purchase under stock appreciation rights that are presently exercisable or exercisable within 60 days of April 2, 2010.

(11)	This total includes 65,834 shares of Common Stock that all directors, nominees for director and executive officers as a group, have the right to purchase under stock options and stock appreciation rights that are presently exercisable or are exercisable within 60 days of April 2, 2010.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1 - Election of Directors

     The Company’s Board of Directors is composed of 9 members divided into three classes with staggered terms of three years for each class. Based on the recommendations of the Nominating Committee, the Board of Directors has nominated J. Allen Fine, David L. Francis and James H. Speed, Jr. for election to serve for a three-year period or until their respective successors have been elected and qualified. Mr. Speed is a nominee for his first term as a member of the Board of Directors. He was recommended to the Nominating Committee by our Chief Executive Officer. A. Scott Parker III will not stand for re-election to the Board of Directors when his term expires at the 2010 Annual Meeting of Shareholders.

     The nominees will be elected if they receive a plurality of the votes cast for their election. Broker non-votes and abstentions will be counted for purposes of establishing a quorum, but will not be counted in the election of directors and therefore will not affect the election results if a quorum is present. It is the intention of the persons named as proxies in the accompanying proxy card to vote all shares represented by proxy for the three nominees listed below, unless the authority to vote is withheld. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the shares represented by proxy will be voted for three nominees including such substitutions as shall be designated by the Board of Directors. The shares represented by proxy in no event will be voted for more than three persons.

     The Board unanimously recommends that you vote “FOR” the election of the directors nominated to serve until the Annual Meeting of Shareholders in 2013.

     The following paragraphs provide information about each director, nominee and continuing director, including information about each nominee’s and director’s business background and other experience, qualifications, attributes or skills that lead to the conclusion that the nominee or director should serve on the board of directors.

Information Regarding Nominees for Election as Directors

		Served as	Term
		Director	to
Name	Age	Since	Expire
J. Allen Fine	75	1973	2013
David L. Francis	77	1982	2013
James H. Speed, Jr.	56	-	2013

     J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of the Company, Investors Title Insurance Company, and Northeast Investors Title Insurance Company since their incorporation. Mr. Fine served as President of Investors Title Insurance Company until February 1997, when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and National Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation, Investors Capital Management Company and Investors Trust Company. Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Exchange Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the father of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company. During the past five years, Mr. Fine has served on the boards of directors of Investors Title Company, Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company, and Investors Trust Company. Mr. Fine is the founder of the Company and has extensive title insurance industry, operations and marketing experience as well as a strong executive background in real estate, strategic planning and business administration.

     David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm, and Marsh Associates, Inc., a property management company, where he had been employed since 1963. During the past five years, Mr. Francis has served on the boards of directors of Investors Title Company and First Landmark, a Charlotte real estate and property management firm, and on the Board of Trustees of High Point University. Mr. Francis has extensive experience in mortgage lending, real estate and property management.

     James H. Speed, Jr. is President and Chief Executive Officer of North Carolina Mutual Life Insurance Company (“NC Mutual”), the oldest and largest insurance company in America with roots in the African-American community. Mr. Speed joined NC Mutual as Senior Vice President and Chief Financial Officer in 2002 and was named President-Elect in 2003. During the past five years, Mr. Speed has served on the Board of Directors of North Carolina Mutual Life Insurance Company, Mechanics & Farmers Bank, the Federal Reserve Bank of Richmond – Charlotte Branch, North Carolina Chamber of Commerce, Nottingham Investment Trust, North Carolina Central University School of Business, United Way of the Greater Triangle, UNC Healthcare Systems, Communities in Schools of North Carolina and Central Children’s Home of North Carolina. He has a strong executive background and extensive experience in finance, public accounting and insurance.

Information Regarding Directors Continuing in Office

		Served as	Term
		Director	to
Name	Age	Since	Expire
W. Morris Fine	43	1999	2011
Richard M. Hutson II	69	2008	2011
R. Horace Johnson	65	2005	2011
James A. Fine, Jr.	47	1997	2012
H. Joe King, Jr.	77	1983	2012
James R. Morton	72	1985	2012

     W. Morris Fine is Executive Vice President and Secretary of the Company, President and Chief Operating Officer of Investors Title Insurance Company and National Investors Title Insurance Company, President and Chairman of the Board of Investors Title Management Services, Inc., Vice President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Financial Officer and Treasurer of Investors Trust Company and Investors Capital Management Company. Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Management Services, Inc., Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President, Chief Financial Officer and Treasurer of the Company. During the past five years, Mr. Fine has served on the boards of directors of Investors Title Company, Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Title Management Services, Investors Trust Company and Investors Capital Management Company. Mr. Fine has extensive title insurance industry, operations and marketing experience in addition to a background in public accounting and executive level management and strategic planning experience.

     Richard M. Hutson II is a practicing attorney and, since 2006, has been the principal of Hutson Law Office, P.A., the successor firm to Hutson, Hughes and Powell. P.A. in Durham, North Carolina. Mr. Hutson has been engaged in the practice of law since 1965 and served as a principal of Hutson, Hughes and Powell P.A. from 1993 to 2006. Additionally, he has served in leadership roles of local and national professional and civic organizations. Mr. Hutson is a past Chairman of the Durham Chamber of Commerce, and during the past five years, has served on the Board of Directors of Investors Title Company (since 2008) and on the Board of Directors of LC Industries, a non-profit organization and the largest employer of visually handicapped persons in the United States, where he is presently Chairman of the Board. Mr. Hutson has assisted the Company in various matters beginning with its formation in 1972 and has extensive experience in corporate and business law as well as corporate restructuring and governance matters.

     R. Horace Johnson retired in 2004 as managing partner of the Raleigh, North Carolina office of Ernst and Young, a public accounting firm, where he had been employed since 1967. During this period, Mr. Johnson served in many firm leadership roles including serving as the managing partner for the North Carolina practice for three years and on the operating committee of the Carolinas practice for five years. He also maintained an active client service role during the 25 years he served as partner. During the past five years, Mr. Johnson has served on the Boards of Directors of Investors Title Company, TrustAtlantic Financial Corporation, a corporation formed to serve as a bank holding company, and on the Board of Directors of Wilmington Pharmaceuticals, LLC, a pharmaceutical development company. He also serves on the Board of the following non-profit corporations: North Carolina Citizens for Business and Industry, the Council for Entrepreneurial Development, and Coral Bay Club. Mr. Johnson also serves as a Member/Manager of Lucky 6, LLC, a private equity investment company. Mr. Johnson has extensive experience in public accounting, management and strategic planning.

     James A. Fine, Jr. is President, Chief Financial Officer and Treasurer of the Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of National Investors Title Insurance Company, Executive Vice President of Investors Title Management Services, Inc., President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation, and Chief Executive Officer of Investors Trust Company and Investors Capital Management Company. Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Management Services, Inc., Investors Title Exchange Corporation, Investors Title Accommodation Corporation, Investors Capital Management Company and Investors Trust Company are all wholly owned subsidiaries of the Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company. During the past five years, Mr. Fine has served on the board of directors of Investors Title Company, Investors Title Insurance Company, National Investors Title Insurance Company, Investors Title Exchange Corporation, Investors Title Accommodation Corporation (Chairman), Investors Title Management Services, Investors Trust Company and Investors Capital Management Company. Mr. Fine has extensive title insurance industry, operations and marketing experience in addition to a background in investment strategy and executive level management and strategic planning experience.

     H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation, in 1998, where he had been employed since 1962. During the past five years, Mr. King has served on the board of directors of Investors Title Company and on the board of trustees of Wingate University. Mr. King has extensive experience in banking, finance and mortgage lending.

     James R. Morton was President of J. R. Morton Associates from 1968 until he retired in 1988. He is currently President of TransCarolina Corporation, a real estate investment company. He has been employed by TransCarolina since 1995. During the past five years, Mr. Morton has served on the board of directors of Investors Title Company. Mr. Morton has extensive experience in strategic planning, business administration and investments.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

     The Audit Committee has selected Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ended December 31, 2010. Dixon Hughes PLLC has served as the Company’s independent registered public accounting firm since 2004. Its representatives are expected to attend the 2010 Annual Meeting of Shareholders and to be available to respond to appropriate questions. They will have the opportunity to make a statement if they wish to do so.

     We are presenting this selection to our shareholders for ratification at the annual meeting. If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of Dixon Hughes PLLC.

Vote Required

     Approval of the ratification of the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the votes cast at a meeting at which a majority of the outstanding shares of our common stock entitled to vote are present in person or by proxy. Abstentions and broker non-votes will not be counted as votes cast for the purpose of ratifying the selection of Dixon Hughes PLLC.

     The Board unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2010.

Audit and Non-Audit Fees

     Aggregate fees for professional services rendered by our independent registered public accounting firm, Dixon Hughes PLLC, for the years ended December 31, 2009 and 2008 are set forth below.

	2009	2008
Audit Fees (1)	$283,500	$270,000
Audit-Related Fees (2)	5,250	7,500
Tax Fees (3)	64,500	56,000
All Other Fees	0	0
Total Fees	$353,250	$333,500

(1)	In 2009 and 2008, audit fees consisted of the audit of the financial statements, reviews of the quarterly financial statements, services rendered in connection with statutory and regulatory filings and services related to internal control over financial reporting.

(2)	Audit-related fees consisted of fees related to compliance with regulatory and statutory filings.

(3)	Tax fees consisted primarily of tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

     The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Each year, the Audit Committee pre-approves independent registered public accounting firm services and associated fee ranges within the categories of Audit Services, Audit-Related Services, Tax Services and Other Services.

     Throughout the year, circumstances may arise that require the engagement of the independent registered public accounting firm for additional services that were not contemplated by the existing pre-approval categories. In that case, the Audit and Non-Audit Services Pre-Approval Policy requires specific approval by the Audit Committee of such services before engaging the independent registered public accounting firm. To ensure the prompt handling of such matters, the Audit Committee has granted pre-approval authority to its Chair. The Chair reports any pre-approval decisions made at the next Audit Committee meeting.

     During 2009 and 2008, none of the services provided to the Company by the independent registered public accounting firm under the categories Audit-Related Services, Tax Services and Other Services described above were approved by the Audit Committee after such services were rendered pursuant to the de minimis exception established under SEC regulations.

AUDIT COMMITTEE REPORT

     The Audit Committee is directly responsible for overseeing the accounting and financial reporting processes of the Company and appointing, retaining, compensating and overseeing the work of the independent registered public accounting firm. Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

     The independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm any relationships that may have an impact on its objectivity and independence. Finally, the Audit Committee considered whether the independent registered public accounting firms’ performance of services, other than audit services, is compatible with maintaining the independence of the independent registered public accounting firm.

     The Audit Committee discussed and reviewed with management and the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2009. The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks.

     Based on the reviews and discussion referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:
          H. Joe King, Jr., Chairman
          David L. Francis
          R. Horace Johnson

EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below summarizes the total compensation for each of the named executive officers for each of the fiscal years ended December 31, 2009 and December 31, 2008.

					All Other
		Salary	Bonus	Stock	Compensation	Total
Name and Principal Position	Year	($)	($)	Awards (1)	($) (2)	($)
J. Allen Fine	2009	303,360	90,000	202,030	23,027	618,417
Chief Executive Officer, Chairman of	2008	302,027	-0-	-0-	140,318	442,345
the Board
James A. Fine, Jr.	2009	255,560	130,000	71,435	28,387	485,382
President, Chief Financial Officer &	2008	254,393	-0-	-0-	136,474	390,867
Treasurer
W. Morris Fine	2009	255,560	130,000	71,435	28,247	485,242
Executive Vice President & Secretary	2008	252,487	-0-	-0-	137,153	389,640

(1)	The amounts shown in this column indicate the grant date fair value of SARs computed in accordance with FASB ASC Topic 718. The SARs comprise all outstanding awards of stock held by the named executive officers. J. Allen Fine’s SAR grant became fully exercisable in 2009. James A. Fine, Jr. and W. Morris Fine’s SAR grants will become fully exercisable in December 2011. For additional information regarding the assumptions made in calculating these amounts, see Note 7 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	The amounts set forth in this column for 2009 consisted of the following:

			Supplemental	Deferred		Personal
		Supplemental	Retirement	Compensation	Life and	Use of
	401(k)	Retirement	Plan	Plan	Health	Company
	Contributions	Cash Payment	Contributions	Contributions	Insurance	Vehicle	Total
Name	($)	($)	($)	($)	($)	($)	($)
J. Allen Fine	9,800	9,447	0	0	720	3,060	23,027
James A. Fine, Jr.	9,800	8,020	0	0	8,976	1,591	28,387
W. Morris Fine	9,800	7,944	0	0	8,976	1,527	28,247

Employment Agreements

     Under the employment agreements in effect on December 31, 2009, with J. Allen Fine, James A. Fine, Jr., and W. Morris Fine, they were entitled to minimum base salaries of $303,360, $255,560, and $255,560, respectively. Under these agreements, which have five year rolling terms, Messrs. Fine, Fine, Jr., and Fine participate in the Company’s benefits programs generally provided to other executives, receive 30 days of paid vacation and unlimited sick leave, and are entitled to reimbursement for reasonably incurred out-of-pocket business expenses. Additionally, under these agreements, Messrs. Fine, Fine, Jr., and Fine receive an annual supplemental retirement cash payment equal to the amount that would have been contributed to their 401(k) plan accounts if the contributions to the 401(k) plan were not limited under federal tax laws. The agreements also provide for minimum payments to each executive officer in the event of (i) disability or retirement, (ii) termination by the Company without cause, or (iii) termination by the officer for good reason or due to a change in control. The agreements also prohibit Messrs. Fine, Fine, Jr., and Fine from engaging in certain activities involving competition with the Company for a two year period following termination of employment.

Benefits and Perquisites

     The Company provides all eligible employees, including the named executive officers, with a benefit program that the Committee believes is reasonable, competitive, and consistent with the overall objectives of the compensation program.

     The executive officers are eligible to participate in the Company’s group insurance program, which during 2009 included group health, dental, vision, life, short-term disability, and long-term disability insurance. Other benefits offered during 2009 included flexible spending accounts and a pretax premium plan, paid sick leave, paid holidays, and paid vacations.

     The Company also offers participation in a 401(k) Plan. Under the 401(k) plan, the Company makes contributions amounting to three percent of compensation for each eligible employee. The Company may make additional contributions under the profit share provisions of the plan. For the 2009 plan year, the Company contributed an additional 1% of compensation for eligible employees under the profit share provisions of the plan.

     The Company provides Company-owned vehicles to certain officers and employees who hold positions requiring travel. The Company does not prohibit the personal use of Company-owned vehicles, but the value of any personal use is treated as taxable compensation. Each of the executive officers is assigned a Company-owned vehicle, and may use the vehicle for personal use according to the Company’s policy covering all Company-owned vehicles.

Non-Qualified Supplemental Retirement Benefit Plan

     The Compensation Committee maintains a Non-Qualified Supplemental Retirement Benefit Plan of the Company’s wholly owned subsidiary, Investors Title Insurance Company (“ITIC”). This plan is an unfunded defined contribution plan designed to provide additional retirement benefits on a tax-deferred basis for select management or highly compensated employees.

     For 2004 through 2008, ITIC made quarterly hypothetical contributions to each participant’s account under the plan equal to 22% of his cash compensation each quarter. The plan contemplates that after 20 quarters of participation, additional contributions to each participant’s account will be at the Committee’s discretion. The twentieth quarter for specified contributions ended on December 31, 2008.

     Amounts credited to a participant’s account may be deemed either to earn a specified rate of interest or to be invested in a security, index, or other investment as determined by the Committee from time to time. Since the effective date of the plan, the amounts credited to each participant’s account have been deemed to earn interest at an annual rate of return, compounded quarterly, based on the then current yield on the 10-Year U.S. Treasury Note.

     Amounts in a participant’s account (reflecting the hypothetical contributions and any deemed returns) are paid at the earlier of the participant’s termination of employment or death. Each participant has the option of electing to be paid either a lump sum amount equal annual installments spread over a term, of five, ten, fifteen, or twenty years, or life annuity payments.

     The Supplemental Retirement Benefit Plan was amended in 2009 to provide a special-one time distribution election as permitted under Section 409A of the Internal Revenue Code. Each of named executive officers elected to be paid their respective plan balances in full on January 15, 2009. The Company did not make any contributions to the plan in 2009. Each participant’s account balance was zero at December 31, 2009.

Non-Qualified Deferred Compensation Plan

     The Compensation Committee maintains a Non-Qualified Deferred Compensation Plan of ITIC. This plan is an unfunded defined contribution plan designed to provide additional retirement benefits on a tax deferred basis for select management or highly compensated employees. The Deferred Compensation Plan permits each participant to elect annually to defer any portion of his cash compensation.

     Participant account balances (reflecting elective compensation deferrals and any deemed returns) are paid at each participant’s termination of employment in a lump sum.

     The Deferred Compensation Plan was amended in 2009 to provide a special-one time distribution election as permitted under Section 409A of the Internal Revenue Code. Each of named executive officers elected to be paid their respective plan balances in full on January 15, 2009. The Company did not make any contributions to the Plan in 2009 and each participant’s account balance was zero at December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

     The following table sets forth certain information regarding outstanding equity awards at December 31, 2009 with respect to the named executive officers

Option Awards
	Number of	Number of
	Securities	Securities	Equity Incentive Plan
	Underlying	Underlying	Awards: Number of
	Unexercised	Unexercised	Securities Underlying	Option
	Options	Options	Unexercised Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)($)	($)	Date
J. Allen Fine	25,000	-	-	$27.97	3/2/2016
James A. Fine, Jr.	8,334	16,666 (1)	-	$27.97	3/2/2016
W. Morris Fine	8,334	16,666 (1)	-	$27.97	3/2/2016

(1)	Amounts represent unvested SARs that vest in quarterly increments beginning March 31, 2009

Potential Payments Upon Termination or Change of Control

     Under the employment agreements in effect on December 31, 2009, the executive officers are entitled to severance payments and benefits under their employment agreements as described below.

     J. Allen Fine. Under Mr. J. Allen Fine’s employment agreement, if his employment is terminated due to death, disability or retirement (following his 70th birthday), he is entitled to receive:
  except in the case of death, a lump sum payment of three times the then current salary, but in no event less than $910,000;

  except in the case of death, a lump sum payment of three times the average of the bonus compensation paid in the three prior years, but in no event less than $1,055,000;

  accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan;

  accelerated vesting in full of all his stock options;

  continued participation in the Company’s health insurance plans by him and his wife at no expense until his death or, if later, his wife’s death; and

  continued participation in the Company’s health insurance plans by his dependent children at no expense until any such children are no longer dependent.
     Under Mr. Fine’s employment agreement, if his employment is terminated by the Company other than for “cause” or by him due to the Company’s materially breaching the agreement (“i.e., good reason”), he is entitled to receive:
  A lump sum payment of five times the then current salary, but in no event less than $1,516,800

  A lump sum payment of five times the average of the bonus compensation paid in the three prior years, but in no event less than $1,758,335 accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan;

  accelerated vesting in full of all his stock options; and

  continued health insurance coverage as described above.
     Under Mr. Fine’s employment agreement, if he terminates his employment because of a “change in control,” he is entitled to receive:
  a lump sum payment equal to 2.99 times his then current base salary but in no event less than $907,046;

  a lump sum payment equal to 2.99 times his average bonus compensation during the preceding three years, but in no event less than $1,051,484;

  accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan;

  accelerated vesting in full of all his stock options; and

  continued health insurance coverage as described above.
     If a change in control does not result in a termination of employment, Mr. Fine is entitled to a base salary increase of 100%.

     If any portion of these payments and benefits, or payments and benefits under any other plan, agreement or arrangement, would constitute an “excess parachute payment” for purposes of the Internal Revenue Code, such payments and benefits payable under the agreement will be reduced until no portion thereof would fail to be deductible by reason of being “an excess parachute payment.”

     Under Mr. Fine’s employment agreement, if his employment is terminated by the Company for “cause,” he is entitled to receive:
  an amount equal to that amount he would have received as salary had he remained an employee until the later of the date of his termination and 30 days after notice of termination; and

  accrued benefits under the Nonqualified Supplemental Retirement Benefit Plan and Nonqualified Deferred Compensation Plan.

     Under Mr. Fine’s employment agreement, “cause” is defined as:
  the executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude;

  the commission by executive of a fraud against the Company for which he is convicted;

  gross negligence or willful misconduct by executive with respect to the Company which causes material detriment to the Company;

  the falsification or manipulation of any records of the Company;

  repudiation of the agreement by executive or executive’s abandonment of employment with the Company;

  breach by executive of his confidentiality, non-competition or non-solicitation obligations under the agreement; or

  failure or refusal of executive to perform his duties with the Company or to implement or follow the policies or directions of the Board of Directors within 30 days after a written demand for performance is delivered to executive that specifically identifies the manner in which the Board of Directors believes that executive has not performed his duties or failed to implement or follow the policies or directions of the Board of Directors.
     Under Mr. Fine’s employment agreement, a “change in control” will occur if:
  any person or group acting in concert, other than the executive or his affiliates or immediate family members, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding shares entitled to vote for the election of directors;

  the directors serving at the time the agreement was entered into or any successor to any such director (and any additional director) who after such time (i) was nominated or selected by a majority of the directors serving at the time of his or her nomination or selection and (ii) who is not an “affiliate” or “associate” (as defined in Regulation 12B under the Securities Exchange Act of 1934) of any person who is the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s outstanding shares entitled to vote for the election of directors, cease for any reason to constitute at least a majority of the Company’s Board of Directors;

  a sale of more than 50% of the Company’s assets (measured in terms of monetary value) is consummated; or

  any merger, consolidation, or like business combination or reorganization of the Company is consummated that results in the occurrence of any event described above.
     J. Allen Fine is also party to a Death Benefit Plan Agreement with the Company. The Death Benefit Plan Agreement provides that in the event of his death while employed by the Company, a lump sum amount equal to three (3) times the sum of his current base salary, but in no event to be less than $910,000, plus the average of his bonus compensation for the past three (3) years, but in no event to be less than $1,055,000, be paid within 60 days of his death to a beneficiary designated by Mr. Fine.

     James A. Fine, Jr. and W. Morris Fine. The employment agreements of James A. Fine, Jr. and W. Morris Fine are substantially identical to J. Allen Fine’s employment agreement, except that under their agreements:
  Messrs. Fine, Jr. and Fine are eligible to receive retirement benefits under their agreements after age 50, rather than age 70;

  the minimum lump sum salary payment upon termination for disability or retirement shall be no less than $766,680 for each;

  the minimum lump sum bonus compensation payment upon termination for disability or retirement shall be no less than $1,030,000 for James A. Fine, Jr. and no less than $1,015,000 for W. Morris Fine;

  the minimum lump sum salary payment for termination without cause or by employee for good reason shall be no less than $1,277,800 for each;

  the minimum lump sum bonus compensation payment for termination without cause or by employee for good reason shall be no less than $1,716,665 for James A. Fine, Jr. and no less than $1,691,665 for W. Morris Fine;

  if James A. Fine, Jr. leaves the Company due to a change in control, he will receive a lump sum salary payment in an amount no less than $764,124 and a lump sum bonus payment in an amount no less than $1,026,565;

  if W. Morris Fine leaves the Company due to a change in control, he will receive a lump sum salary payment in an amount no less than $764,124 and a lump sum bonus payment in an amount no less than $1,011,615, and following termination of employment by the Company other than for “cause” or by the executive due to a material breach by the Company of the agreement (i.e., “good reason”) or because of a “change in control,” they are entitled to cause the Company to transfer to them any life insurance policies owned by the Company on their lives.
     James A. Fine, Jr. and W. Morris Fine are also each party to a Death Benefit Plan Agreement. Their Death Benefit Plan Agreements provide that in the event of their death while employed by the Company, a lump sum amount equal to three (3) times the sum of their current base salary, but in no event to be less than $766,680 for each Executive, plus the average of each Executive’s bonus compensation for the past three (3) years, but in no event to be less than $1,030,000 for James A. Fine, Jr. and no less than $1,015,000 for W. Morris Fine, be paid within 60 days of their individual death to a beneficiary designated by the Executive. Additionally, under each Executive’s Death Benefit Plan Agreement, each of Messrs. Fine and their designated beneficiaries would also be paid a lump sum amount equal to $2,000,000, reduced by the following amounts:
(a)	three times the then current base salary but in no event to be less than $766,680 for each executive;

(b)	three times the average bonus compensation during the preceding three years but in no event to be less than $1,030,000 for James A. Fine, Jr. and no less than $1,015,000 for W. Morris Fine

(c)	the cost of continued participation in the Company’s health insurance plans by the executive’s wife until her death; and

(d)	the cost of continued participation in the Company’s health insurance plans by the executive’s dependent children until any such children are no longer dependent; and

  increased by the amounts accrued on the Company’s books as of the date of death for the payments described in items (a) through (d) above.
     Conditions to Receipt of Severance Benefits. Under each named executive officer’s employment agreement, the Company’s obligations to provide the executive with the severance benefits described above are contingent on:
  The executive’s compliance with certain covenants with respect to confidential information;

  The executive’s compliance with a two year non-competition covenant; and

  The executive’s compliance with a two year non-solicitation covenant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no reportable related person transactions for the year 2009. For fiscal year 2008, there were three related party transactions required to be disclosed in this Proxy Statement. On June 23, 2008, the Company purchased 10,000 shares of its common stock from Betty Dickey, sister of A. Scott Parker III, Director, for $470,100, or $47.01 per share. On August 12, 2008, the Company purchased 65,000 shares of its common stock from A. Scott Parker III, Director, for $3,087,500 or $47.50 per share. On September 4, 2008, the Company purchased 31,000 shares of its common stock from Betty Dickey for $1,364,310 or $44.01 per share. All three transactions were approved by the Company’s Audit Committee.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

     Shareholder proposals to be presented at the 2011 Annual Meeting of Shareholders must be received by the Company on or before December 14, 2010 to be considered for inclusion in the Company’s proxy materials relating to that meeting. If a shareholder notifies the Company after February 27, 2011 of an intent to present a proposal at the Company’s 2011 Annual Meeting of Shareholders, the request will be considered untimely and the persons named as the Company’s proxies will have the right to exercise their discretionary voting authority with respect to such proposal without including information regarding the proposal in the proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS:

W. Morris Fine Secretary

April 13, 2010

▼ DETACH PROXY CARD HERE ▼
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.
Mark “X” for only one box. Shares will be voted in the manner directed. If no direction is indicated, shares will be voted “FOR” the following director nominees:
1 – J. Allen Fine 2 – David L. Francis 3 – James H. Speed, Jr.
☐	FOR all nominees	☐	WITHHOLD authority for all nominees		☐	Withhold authority to vote for any individual nominee.
To withhold authority to vote for any nominee, write number(s) of nominee(s) below. _____________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.
If no direction is indicated, shares will be voted “FOR” this proposal.

☐	FOR	☐	AGAINST		☐	ABSTAIN
In their discretion, the proxies are authorized to vote in their best judgment with respect to any other business that may properly come before the meeting.

				Dated:		, 2010

(Signature)
(Signature if held jointly)
SHAREHOLDER
NUMBER OF SHARES
Note: Please sign above exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer, giving title as such. If a partnership, please sign in partnership name by authorized person.

▼ DETACH PROXY CARD HERE ▼

121 North Columbia Street, Chapel Hill, North Carolina 27514

This Proxy is Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders on May 19, 2010.

The undersigned hereby appoints J. Allen Fine and W. Morris Fine, and each of them, each with power of substitution, as lawful proxies, to vote all shares of common stock of Investors Title Company that the undersigned would be entitled to vote if personally present at the Annual Shareholders’ Meeting of Investors Title Company to be held at The Siena Hotel located at 1505 East Franklin Street, Chapel Hill, North Carolina on Wednesday, May 19, 2010 at 11:00 a.m. EDT, and at any adjournment thereof, upon such business as may properly come before the meeting. Please sign and date on reverse side and return in the enclosed postage-paid envelope.

PROXY

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.